Exhibit 1.1

VIRTUAL RADIOLOGIC CORPORATION

COMMON STOCK

Underwriting Agreement

, 2007

Goldman, Sachs & Co.,

As representative of the several Underwriters

    named in Schedule I.A hereto

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Virtual Radiologic Corporation, a Delaware corporation (“VRC”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I.A hereto (the “Underwriters”), for whom Goldman, Sachs & Co. is acting as representative, an aggregate of shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Stock”), of VRC, and the stockholders of VRC named in Schedule I.B hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the election of the Underwriters, up to an aggregate of additional shares (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively referred to as the “Shares”.

VRC has entered into contractual arrangements with certain affiliated parties to provide those parties with the technological and operational infrastructure necessary for those parties to render remote diagnostic imaging, or teleradiology, services directly to VRC’s customers. Those affiliated parties in turn contract with radiologists to perform diagnostic image interpretations. These affiliated parties are: Virtual Radiologic Professionals, LLC, Virtual Radiologic Professionals of New York, P.A., Virtual Radiologic Professionals of California, P.A., Virtual Radiologic Professionals of Illinois, S.C., Virtual Radiologic Professionals of Texas, P.A., Virtual Radiologic Professionals of Michigan, P.C., and Virtual Radiologic Professionals of Minnesota, P.A. (each, a “VRP Entity”, and collectively, the “VRP Entities”). All references to the “Company” in this Agreement shall be deemed to include VRC and the VRP Entities.

1. VRC represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-136504) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to VRC by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is         p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, when taken together with the pricing information set forth on Schedule II(a) hereto, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to VRC by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to VRC by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(e) The Company has not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of stock options, the award of stock options or the purchase of stock in the ordinary course of business pursuant to the Company’s stock option and stock incentive plans that are in existence on the date hereof and described in the Pricing Prospectus) or any change in the long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus;

(f) Neither VRC nor any of the VRP Entities owns any real property. VRC and the VRP Entities have good and marketable title to all personal property owned by them free and clear of all liens, encumbrances and defects except such as are described in the

Pricing Prospectus or such as would not, individually or in the aggregate, have a material adverse effect on the management, current or future financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”); and any real property and buildings held under lease by VRC and each of the VRP Entities are held by them under valid, subsisting and enforceable leases, except as described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g) VRC has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified to do business as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

(h) Each of the VRP Entities has been duly incorporated or organized, as applicable, and is validly existing in good standing under the laws of its jurisdiction of incorporation or organization, as applicable;

(i) Following the filing by the Company of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, VRC will have an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of VRC will have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus;

(j) Following the filing by the Company of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the unissued Shares to be issued and sold by VRC to the Underwriters hereunder will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

(k) The issue and sale of the Shares to be sold by VRC and the compliance by VRC with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which VRC or any of the VRP Entities is a party or by which VRC or any of the VRP Entities is bound or to which any of the property or assets of VRC or any of the VRP Entities is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the provisions of the Amended and Restated Certificate of Incorporation, the Second Amended and Restated Certificate of Incorporation or By-laws of VRC or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over VRC or any of the VRP Entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by VRC of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l) Neither VRC nor any of the VRP Entities is (i) in violation of its respective Certificate of Incorporation, By-laws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii), for any such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which VRC or any of the VRP Entities is a party or of which any property of VRC or any of the VRP Entities is the subject which, if determined adversely to VRC or any of the VRP Entities, would, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of VRC, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) VRC is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be required to register as an “investment company”, under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) At the time of filing the Initial Registration Statement, VRC was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q) PricewaterhouseCoopers LLP and Schechter Dokken Kanter Andrews & Selcer Ltd. (together, the “Independent Public Accountants”), who have certified certain financial statements of the Company and whose reports appear in the Registration Statement, the Pricing Prospectus and the Prospectus, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r) Except as disclosed in the Pricing Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f)

under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by VRC’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t) Except as disclosed in the Pricing Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to VRC and the VRP Entities is made known to VRC’s principal executive officer and principal financial officer by others within those entities; and except as disclosed in the Pricing Prospectus, such disclosure controls and procedures are effective;

(u) Each of VRC and each of the VRP Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval; except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(w) Except as described in the Pricing Prospectus, VRC and each of the VRP Entities own, possess or have rights to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither VRC nor any of the VRP Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(x) Except as described in the Pricing Prospectus, no material labor dispute with the employees of VRC or any of the VRP Entities exists, or, to the knowledge of VRC, is imminent; and VRC is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would have, individually or in the aggregate, a Material Adverse Effect;

(y) Each of VRC and each of the VRP Entities possess all certificates, licenses, authorizations and permits issued by the appropriate federal, state or foreign governmental or regulatory authorities necessary to conduct their respective businesses, and neither VRC nor any of the VRP Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, license, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would have, individually or in the aggregate, a Material Adverse Effect; and

(z) Each of VRC and each of the VRP Entities has operated its business and currently is in compliance with all applicable federal and state laws and all applicable rules, regulations and policies of any domestic regulatory organization, in each case relating to the corporate practice of medicine and the regulation of radiology and the radiological interpretation industry, except where the failure to comply with any such laws, rules, regulations and policies would not have a Material Adverse Effect, and neither VRC nor any of the VRP Entities has received any notice by any regulatory body, agency or organization of any non-compliance or violation of any such laws, rules, regulations or policies which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

2. Each of the Selling Stockholders severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(c) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(e) The Pricing Prospectus, when taken together with the pricing information set forth on Schedule II(a) hereto, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to VRC by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(f) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to VRC by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(g) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(h) The obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement.

3. Subject to the terms and conditions herein set forth, (a) VRC agrees, to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from VRC, at a purchase price per share of $         , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I.A hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I.A hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Each of the Selling Stockholders as and to the extent indicated in Schedule I.B hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by VRC and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule I.B hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to VRC and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of

Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you, VRC and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5.(a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to VRC and the Selling Stockholders shall be delivered by or on behalf of VRC and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by VRC and the Selling Stockholders, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. VRC will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on                     , 2007 or such other time and date as Goldman, Sachs & Co. and VRC may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., VRC and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(o) hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. VRC agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by VRC with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith VRC shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)

under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, give the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission promulgated thereunder (including, at the option of VRC, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of VRC that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, VRC releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, VRC announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; VRC will provide Goldman, Sachs & Co. and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 9(m) with prior notice of any such announcement that gives rise to an extension of the initial Lock-up Period;

(f) To furnish to VRC’s stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the

Registration Statement), to make available to its stockholders consolidated summary financial information of VRC for such quarter in reasonable detail; provided, however, that VRC shall not be required to provide documents that are generally available on VRC’s website or available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of VRC is listed; and (ii) such additional information concerning the business and financial condition of VRC as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that VRC shall not be required to provide documents (x) that are generally available on VRC’s website or available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System or (y) the provision of which would require new public disclosure by VRC under Regulation FD;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for quotation the Shares on the Nasdaq Stock Market Inc.’s Global Market (“NASDAQ”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If VRC elects to rely upon Rule 462(b), VRC shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and VRC shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of VRC’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

7.(a) VRC and each Selling Stockholder represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of VRC and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by VRC and Goldman, Sachs & Co. is listed on Schedule II(b) hereto;

(b) VRC has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and VRC represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) VRC agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, VRC will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to VRC by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

8.(a) VRC and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) VRC will pay or cause to be paid the following: (i) the fees, disbursements and expenses of VRC’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and its pro rata share of the cost of any aircraft or ground transportation chartered in connection with the “road show”; (ix) the fees, disbursements and expenses of the Selling Stockholders’ counsel; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that VRC shall bear, and the Selling Stockholders shall not be required to pay or to reimburse VRC for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of VRC and of each of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that VRC and each of the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations promulgated under the Act and in accordance with Section 6(a) hereof; all material required to be filed by VRC pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if VRC has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to you such written opinion dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters covered in (1) paragraphs (i), (iii) and (v) of subsection (c) below, and (2) subsection (d) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Willkie Farr & Gallagher LLP, counsel for VRC, shall have furnished to you their written opinion dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) VRC is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) VRC has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of VRC (including the Shares to be sold by the Company pursuant to terms hereof) have been duly authorized and, when issued and delivered to the Underwriters against payment therefor pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable;

(iii) This Agreement has been duly authorized, executed and delivered by VRC;

(iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery by VRC of this Agreement and the consummation by VRC of the transactions contemplated hereby, except such as have been obtained under the Act and from the NASD and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(v) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Underwriting” and “Material United States Tax Consequences to Non-United States Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and

(vi) VRC is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be required to register as an “investment company”, under the Investment Company Act;

(d) In addition, Willkie Farr & Gallagher LLP shall also state that the Registration Statement, the Pricing Prospectus and the Prospectus and any further amendments and supplements thereto, as applicable, made by VRC prior to such Time of Delivery, comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; they have no reason to believe, that any part of the Registration Statement or any further amendment thereto made by VRC prior to such Time of Delivery, when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Pricing Prospectus, when taken together with the pricing information set forth on Schedule II(a) hereto, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by VRC prior to such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, such counsel need express no opinion with respect to the financial statements and schedules, related notes, other financial and accounting data contained in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendments or supplements thereto. The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except as stated in the opinion set forth in paragraph (v) of subsection (c) above.

(e) George Frisch, VRC’s general counsel, shall have furnished to you his written opinion dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) VRC has been duly incorporated under the laws of the State of Delaware and has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the jurisdictions listed on a schedule to such opinion satisfactory to you (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of public officials);

(ii) Each VRP Entity has been duly incorporated or organized, as applicable, and has the status in the jurisdictions listed on a schedule to such opinion satisfactory to you (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of public officials);

(iii) VRC has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of VRC (including the Shares to be sold by the Company pursuant to terms hereof) have been duly authorized and, when issued and delivered to the Underwriters against payment therefor pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable;

(iv) Assuming the due authorization, execution and delivery by the other parties thereto, any real property and buildings held under lease by VRC and each of the VRP Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by VRC and each of the VRP Entities (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and, in respect to matters of fact, upon certificates of officers of VRC and the VRP Entities, provided that such counsel shall state that he believes that both you and he are justified in relying upon such certificates);

(v) To such counsel’s knowledge and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which VRC or any of the VRP Entities is a party or of which any property of VRC or any of the VRP Entities is the subject which, if determined adversely to VRC or any of the VRP Entities, would, individually or in the aggregate, have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) To such counsel’s knowledge, neither VRC nor any of the VRP Entities has received any notice of proceedings relating to the revocation or modification of any certificate, license, authorization or permit that is required to enable each of VRC and each of the VRP Entities to lawfully conduct their respective businesses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(vii) To such counsel’s knowledge, neither VRC nor any of the VRP Entities has received any notice by any regulatory body, agency or organization of any non-compliance or violation of any laws, rules, or regulations relating to the corporate practice of medicine which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(viii) The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by VRC with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of the contracts listed on a schedule to such opinion satisfactory to you; nor will such actions result in any violation of the provisions of the Second Amended and Restated Certificate of Incorporation or By-laws of VRC or any statute (including any statute, regulation or other law relating to the corporate practice of medicine and the regulation of the radiology and radiological interpretation industry) or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over VRC or any of the VRP Entities or any of their properties;

(ix) To such counsel’s knowledge, neither VRC nor any of the VRP Entities is in violation of its Second Amended and Restated Certificate of Incorporation, By-laws or other organizational documents, as applicable, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any of the contracts listed on a schedule to such opinion satisfactory to you; and

(x) Such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

(f) In addition, George Frisch shall also state that the Registration Statement, the Pricing Prospectus, the Prospectus and any further amendments and supplements thereto, as applicable, made by VRC prior to such Time of Delivery comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; such counsel has no reason to believe, that any part of the Registration Statement or any further amendment thereto made by VRC prior to such Time of Delivery, when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Pricing Prospectus, when taken together with the pricing information set forth on Schedule II(a) hereto, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by VRC prior to such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, such counsel need express no opinion with respect to the financial statements and schedules, related notes, other financial and accounting data contained in the Registration Statement, the Pricing Prospectus or the Prospectus. The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendments or supplements thereto.

(g) Dorsey and Whitney LLP, the Company’s special regulatory counsel, shall have furnished to you its written opinion dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Risk Factors—If our arrangements with our affiliated radiologists or our customers are found to violate state laws prohibiting the practice of medicine by general business corporations or fee splitting, our business, financial condition and ability to operate in those states could be adversely affected”, “Risk Factors—Enforcement of federal and state anti-kickback laws could affect our business, operations or financial condition”, “Risk Factors—Federal or state self-referral regulations could impact our arrangements with our affiliated radiologists”, “Risk Factors—Because we and our customers submit claims to the Medicare program based on the services we provide, it is possible that a lawsuit could be brought against us or our customers under the Federal False Claims Act, and the outcome of any such lawsuit could have a material adverse effect on our business, financial condition and results of operations”, “Risk Factors—Future changes in healthcare regulation are difficult to predict and may constrain or require us to restructure our operations, which could negatively impact our business and operating results”, “Risk Factors—Enforcement of state and federal regulations concerning the privacy and security of patient information may adversely affect our business, financial condition or operations”, “Risk Factors—Medicare and Medicaid rules governing reassignment of payments could affect our customers’ ability to collect fees for services provided by our affiliated radiologists and our ability to market our services to our customers”, “Risk Factors—Changes in the rules and regulations governing Medicare and Medicaid’s payment for medical services could affect our revenues, particularly with respect to final reads”, “Risk Factors—Our business could be materially affected if a U.S. Department of Health and Human Services Office of Inspector General Study results in a recommendation that Medicare only pay for reads performed contemporaneously in an emergency room setting”, “Our Corporate Structure and Affiliated Radiologists”, “Business—Governmental Regulation and Oversight” and “Certain Relationships and Related Party Transactions—Management, License and Service Agreements”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; other than the laws and regulations described under the caption “Business—Governmental Regulation and Oversight”, there are no other U.S. federal or state laws or regulations relating to the corporate practice of medicine and the regulation of radiology and the radiological interpretation industry that are material to the business and operations of the Company; and

(ii) To such counsel’s knowledge, after reasonable investigation, VRC and each of the VRP Entities possess all certificates, licenses, authorizations and permits that are required to enable each of VRC and each of the VRP Entities to lawfully conduct their respective businesses.

(h) Willkie Farr & Gallagher LLP, counsel for the Selling Stockholders, shall have furnished to you their written opinion with respect to the Selling Stockholders, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholders; and the sale of the Shares to be sold by the Selling Stockholders under, and the consummation of the transactions contemplated by, this Agreement will not conflict with or result in a violation of any law or regulation known to such counsel to be typically applicable to offerings of the type contemplated by this Agreement or any court decree or order known to such counsel to be applicable to the Selling Stockholders, except, in each case, as would not individually or in the aggregate have a material adverse effect on the performance of such Selling Stockholders under this Agreement;

(ii) No consent, approval or authorization of any court or governmental agency or body known to such counsel to be typically applicable to offerings of the type contemplated by the Underwriting Agreement is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholders hereunder; except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and

(iii) Upon the (x) the Transfer Agent acquiring possession on behalf of the Underwriters of the stock certificates representing the Shares sold by the Selling Stockholders endorsed to the Underwriters and (y) the Underwriters paying the purchase price therefor pursuant to the terms of this Agreement and having such Shares credited to a securities account of such Underwriter maintained with DTC, the Underwriters (assuming that no such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the “UCC”) and DTC is a “clearing corporation” (within the meaning of Section 8-102(a)(5) of the UCC) to such Shares) will acquire the Selling Stockholders’ interest in such Shares (including, without limitation, all rights that the Selling Stockholders had or has power to transfer such Shares) free and clear of any adverse claim (within the meaning of Section 8-102 of the UCC).

(i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Independent Public Accountants shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of each of the letters delivered prior to the execution of this Agreement are attached as Annex I(a) hereto and a draft of the form of letters to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery are attached as Annex I(b) hereto);

(j)(i) The Company shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, the award of stock options or the purchase of stock in the ordinary course of business pursuant to the Company’s stock option and stock incentive plans that are in existence on the date hereof and described in the Pricing Prospectus) or any change in the long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in VRC’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

(m) VRC shall have obtained and delivered to the Underwriters executed copies of an agreement from the stockholders of VRC listed on Schedule III hereto, substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you; provided, however, that the Underwriters agree that nothing contained in any such agreement signed by any of the Selling Stockholders shall be construed to prohibit the offering and sale of the Optional Shares by the Selling Stockholders in connection with the transactions contemplated hereby;

(n) VRC shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(o) VRC and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of VRC and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of VRC and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by VRC and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

10.(a) VRC and each of the Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that VRC and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to VRC by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless VRC and each Selling Stockholder against any losses, claims, damages or liabilities to which VRC or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to VRC by such Underwriter through Goldman, Sachs & Co. expressly for use therein, and will reimburse VRC and each Selling Stockholder for any legal or other expenses reasonably incurred by VRC or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by VRC and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of VRC and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by VRC and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by VRC and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by VRC or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. VRC, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of VRC and the Selling Stockholders under this Section 10 shall be in addition to any liability which VRC and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of VRC (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of VRC) and to each person, if any, who controls VRC or any Selling Stockholder within the meaning of the Act.

11.(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then VRC and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify VRC and the Selling Stockholders that you have so arranged for the purchase of such Shares, or VRC and the Selling Stockholders notify you that it has so arranged for the purchase of such Shares, you or VRC and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and VRC agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and VRC and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then VRC and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and VRC and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if VRC and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of VRC and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or VRC or the Selling Stockholders, except for the expenses to be borne by VRC, the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of VRC the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or VRC, or any of the Selling Stockholders, or any officer or director or controlling person of VRC, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither VRC nor the Selling Stockholders shall be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of VRC and the Selling Stockholders as provided herein, VRC and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by VRC and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but VRC and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at Goldman, Sachs & Co., 85 Broad Street, 23rd Floor, New York, New York 10004, Attention: Registration Department, Facsimile Number: (212) 902-3000; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule I.B hereto; and if to VRC shall be delivered or sent by mail, telex or facsimile transmission to the address of VRC set forth in the Registration Statement, Attention: Secretary, Facsimile Number: (952) 943-2401; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to VRC or the Selling Stockholders by you upon request; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Selling Stockholders, VRC and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of VRC and each person who controls VRC, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. VRC and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between VRC and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of VRC or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of VRC or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising VRC or the Selling Stockholder on other matters) or any other obligation to VRC or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) VRC and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. VRC and the Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to VRC or the Selling Stockholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between VRC, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. VRC, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, VRC and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to VRC and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, VRC and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to VRC and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

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Very truly yours,

Virtual Radiologic Corporation

By:
Name:	Sean Casey, M.D.
Title:	Chief Executive Officer

SELLING STOCKHOLDERS:

Sean Casey, M.D.

By:
Name:	Sean Casey, M.D.

Mark Marlow

By:
Name:	Mark Marlow

Eduard Michel, M.D.

By:
Name:	Eduard Michel, M.D.

Underwriting Agreement

Accepted as of the date hereof on behalf of
themselves and on behalf of each of the Underwriters named in Schedule I.A hereto:

Goldman, Sachs & Co.

By:
Name:
Title:

SCHEDULE I.A

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
William Blair & Company LLC.

Total

SCHEDULE I.B

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Virtual Radiologic Corporation.		—

The Selling Stockholders:
Sean Casey	—
Mark Marlow	—
Eduard Michel	—

Total

Underwriting Agreement

SCHEDULE II

(a) Pricing Information:

1. Price per Share to the Public:

2. Number of Shares Sold:

(b) Issuer Free Writing Prospectuses:

1. Electronic Roadshow as filed on netroadshow.com

2. Electronic Roadshow as filed on retailroadshow.com

3. Others

SCHEDULE III

LIST OF CERTAIN STOCKHOLDERS

Sean Casey

Sean Casey 2006 Grantor Retained Annuity Trust

Mark Marlow

George Frisch

Robert Kill

Richard Jennings

Domingo Gallardo

Eduard Michel

Mark Jennings

Andrew Hertzmark

Nabil El-Hage

Richard Nigon

Generation Capital Partners II LP

Generation Members’ Fund II LP

Generation Capital Partners VRC LP

Jeffrey Packer

Kirk Brown

Toseef Khan

David Hunter

Francis and Sharon Casey

Gary Weiss

Ranie Pendarvis

Fujifilm Medical Systems USA, Inc.

Invision III Limited Partnership

Invision Capital III, L.P.

Kelly Martin

Richard Conklin

William Blair

Roger Bhojwani

RJ Investment Enterprises LLC